Exhibit 5.1

August 24, 2026

NextNRG, Inc.

407 Lincoln Road, #9F

Miami Beach, Florida 33139

Re: 112,946,708 shares of Common Stock issuable upon the conversion or otherwise pursuant to the terms of Series C Preferred Stock under Registration Statement on Form S-1

Ladies and Gentlemen:

NextNRG, Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 112,946,708 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (such shares of common stock, the “Conversion Shares”), issuable upon the conversion or otherwise pursuant to the terms of 1,000,000 shares of the Company’s Series C Convertible Non-Voting Preferred Stock (the “Initial Shares”) issued at the initial closing on August 13, 2026 (the “Initial Closing”), for resale by the selling stockholder named in the prospectus contained in the Registration Statement. The Conversion Shares are issuable in accordance with the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Non-Voting Preferred Stock filed with the Secretary of State of the State of Delaware on August 13, 2026 (the “Original Certificate of Designation”), as corrected by the Certificate of Correction filed with the Secretary of State of the State of Delaware on August 14, 2026 (the “Certificate of Correction” and, together with the Original Certificate of Designation, the “Certificate of Designation”).

We have examined originals or copies of the Company’s certificate of incorporation, bylaws, the Certificate of Designation, records of corporate proceedings relating to the authorization and issuance of the Initial Shares and the reservation of the Conversion Shares, certificates of public officials and such other documents and instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate, (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate, (vii) the issuance of the Initial Shares was duly authorized by all necessary corporate action and each issuance of Conversion Shares will be duly authorized by all necessary corporate action, (viii) the Company has, and will continue to have at all relevant times, sufficient authorized and unissued shares of Common Stock to issue the Conversion Shares and has reserved, and will continue to reserve, such shares for issuance upon conversion of the Initial Shares, (ix) each conversion of the Initial Shares and issuance of Conversion Shares will be effected in accordance with the Certificate of Designation and all applicable corporate authorizations, and (x) the consideration received by the Company for the issuance of the Conversion Shares will be legally sufficient under the General Corporation Law of the State of Delaware (the “DGCL”) and will not be less than the par value of such shares.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Conversion Shares have been duly authorized and, when issued upon conversion of the Initial Shares in accordance with the terms of the Certificate of Designation and will be validly issued, fully paid and nonassessable shares of Common Stock.

The opinions expressed in this opinion letter are limited to the DGCL, and the reported judicial decisions interpreting such statute and provisions and the laws of the state of New York and the federal laws of the United States of America. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws of the State of Delaware; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP
Sichenzia Ross Ference Carmel LLP

1185 AVENUE OF THE AMERICAS | 26TH FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW